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                         RIGHTS OFFERING TO HOLDERS OF
                               SONERA CORPORATION
                           AMERICAN DEPOSITARY SHARES

                                                            November   -  , 2001

To Our Clients who are Beneficial Owners of
American Depositary Shares of
Sonera Corporation

Enclosed for your consideration is a Prospectus which describes the offer (the "OFFERING") by Sonera Corporation (the "COMPANY") to (a) holders of its shares (the "SHARES"), of transferable primary and non-transferable secondary rights ("SHARE RIGHTS") to subscribe for additional Shares, and (b) holders of its American Depositary Shares ("ADSs"), of transferable primary and non-transferable secondary rights ("ADS RIGHTS") to purchase additional ADSs. The Company has made arrangements with Citibank, N.A., as Depositary for the ADSs representing Shares, to make the ADS Rights available to holders of ADSs as of the close of business on November 14, 2001 ("RECORD DATE") upon the terms as set forth in the Prospectus, dated November 9, 2001. The Prospectus is being furnished to you as the beneficial owner of ADSs held by us for your account.

The ADS Rights will expire at 10:00 a.m. (New York City time) on November 21, 2001 (the "ADS RIGHTS EXPIRATION DATE")

                           SALE OF PRIMARY ADS RIGHTS

The ADS Rights will not be listed on any U.S. exchange or trading system, but the primary Share Rights will be listed for trading on the Helsinki Exchanges. If you want to sell the primary Share Rights represented by your ADS Rights, you may direct us to instruct Citibank, N.A., in its capacity as ADS Rights Agent, to sell the primary Share Rights evidenced by your primary ADS Rights by so indicating on the enclosed Subscription/Sale Instructions for ADS Rights and by delivering the signed and completed Subscription/Sale Instructions for ADS Rights to us in time to enable us to instruct the ADS Rights Agent before the ADS Rights Expiration Date. Secondary ADS rights are not transferable, and any person to whom primary ADS rights are transferred will not acquire any secondary ADS rights as a result of such transfer. There is no guarantee that any such sale will be consummated. Neither we, the Company nor the ADS Rights Agent will be liable to the ADS holder for the ADS Rights Agent's failure to effect any such sale.

                         EXERCISE OF PRIMARY ADS RIGHTS

Holders of ADSs on the Record Date will receive primary ADS Rights representing the right to subscribe for a specified number of ADSs. A holder of ADSs will receive one (1) primary ADS Right for every ADS such holder owns on the Record
Date. Each primary ADS Right will entitle a holder of ADSs to purchase   -
additional ADSs at a subscription price of U.S. $  -  (the "ESTIMATED ADS
SUBSCRIPTION PRICE"), which equals   -  % of the U.S. dollar equivalent of the
Share Rights Subscription Price of E   -  per Share (on the basis of the
exchange rate of E   -  per U.S. dollar, the noon buying rate for Euros on
November   -  , 2001). A holder of ADSs may only exercise his/her primary ADS
Rights in [units of   -  , equivalent to   -  additional] [whole numbers of]
ADSs. No fractions of ADSs will be issued. If there is any difference between the U.S. dollar equivalent of the Share subscription price paid (based on the actual U.S. dollar to Euro exchange rate at the time of exercise of the Share Rights by the ADS Rights Agent) and the Estimated ADS Subscription Price, any excess or deficiency relating thereto with respect to the amount paid will be refunded, in the case of any excess, or billed, the case of any deficiency.

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                        EXERCISE OF SECONDARY ADS RIGHTS

If a record holder of ADSs validly exercises all or part of his/her primary ADS Rights, s/he will have the opportunity to exercise the secondary ADS Rights by specifying an additional number of ADSs s/he would like to subscribe for in the event that any additional Shares are not subscribed for pursuant to the exercise of primary Share Rights. The secondary ADS Rights are available only to persons who held ADSs on the Record Date (November 14, 2001) and must be exercised contemporaneously with their exercise of the primary ADS Rights. Secondary ADS rights are not transferable, and any person to whom primary ADS rights are transferred will not acquire any secondary ADS rights as a result of such transfer. The number of additional Shares, in the form of Shares or ADSs, that will be available in the secondary ADS Rights offering will depend on the number of Shares and ADSs subscribed for pursuant to the exercise of primary Share Rights and primary ADS Rights. In case of oversubscription in the secondary offering, the additional ADSs available will be allocated to holders of ADSs who have exercised their secondary ADS Rights on the basis of the number of shares underlying the number of ADSs they held as of the Record Date in proportion to the total number of outstanding Shares, but subject, in the case of each ADS holder, to the maximum number of ADSs applied for by such ADS holder in the secondary ADS Rights offering.

The secondary ADS Rights must be exercised at the same time as the exercise of the primary ADS Rights and the subscription price for the additional ADSs in the secondary ADS Rights offering will be equal to the Estimated ADS Subscription Price to be paid pursuant to the exercise of primary ADS Rights. In the event that the secondary offering is oversubscribed and a holder of ADSs is allocated a smaller number of additional ADSs than s/he subscribed for, the ADS Rights Agent will refund, promptly after the Company has made such allocation, the excess Estimated ADS Subscription Price paid for the additional ADSs s/he applied for in the secondary ADS Rights offering.

                             UNEXERCISED ADS RIGHTS

Following the ADS Rights Expiration Date, the ADS Rights Agent will attempt to sell any primary Share Rights underlying primary ADS Rights for which no proper subscription was received at the prevailing market price at which the primary Share Rights are then trading on the Helsinki Exchanges. Net proceeds (in U.S. dollars) of such sale (after deduction of applicable fees and expenses and taxes withheld) will be remitted to holders of primary ADS Rights entitled thereto after the expiration of the Share Rights exercise period. There is no guarantee that any such sale will be consummated. Neither we, the Company nor the ADS Rights Agent will be liable to you for the ADS Rights Agent's failure to effect any such sale.

The exercise of your ADS Rights may be made only by us pursuant to your instructions. In the absence of instructions from you to exercise your ADS Rights, together with the required payment, we will not exercise the ADS Rights and your ADS Rights will lapse (subject to sale by the ADS Rights Agent). Accordingly, your prompt attention is requested. If you wish for us to sell your primary ADS Rights or subscribe for your primary or secondary ADS Rights, pursuant to the terms and subject to the conditions set forth in the Prospectus, please complete, execute and deliver to us the Subscription/Sale Instructions for ADS Rights provided herewith, along with payment in the correct amount for the ADSs subscribed.

ADS RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON NOVEMBER 21, 2001. ANY ADS RIGHTS NOT PROPERLY EXERCISED BY SUCH TIME WILL LAPSE (SUBJECT TO SALE BY THE ADS RIGHTS AGENT).

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                               SONERA CORPORATION
                 SUBSCRIPTION/SALE INSTRUCTIONS FOR ADS RIGHTS

The undersigned beneficial owner (the "Beneficial Owner") of _____________ ADSs Rights of Sonera Corporation hereby acknowledges receipt of the Prospectus for the distribution of ADS Rights and provides to you the following instructions in connection with the Offering:

1.  PLEASE EXERCISE PRIMARY ADS RIGHTS HELD FOR OUR ACCOUNT AS FOLLOWS:

    Subscribe for _____________ ADSs.

Total ADSs subscribed multiplied by the Estimated ADS Subscription Price of U.S. $ - per ADS = Total payment due of U.S.$ _____________.

2.  PLEASE EXERCISE SECONDARY ADS RIGHTS HELD FOR OUR ACCOUNT AS FOLLOWS:

Subscribe for _____________ additional ADSs. (Only available if you exercise at least one (1) primary ADS Right AND you were an ADS holder as of November 14,
2001)

Total additional ADSs subscribed multiplied by the Estimated ADS Subscription Price of U.S. $ - per additional ADS = Total payment due of U.S.$
_____________.

3. PLEASE DIRECT THE ADS RIGHTS AGENT TO SELL ALL PRIMARY SHARE RIGHTS EVIDENCED BY ALL PRIMARY ADS RIGHTS HELD FOR OUR ACCOUNT. (PLEASE MARK
    BOX)  / /

4. PLEASE DIRECT THE ADS RIGHTS AGENT TO SELL _____________ PRIMARY SHARE RIGHTS EVIDENCED BY PRIMARY ADS RIGHTS HELD FOR OUR ACCOUNT ANCD SUBSCRIBE FOR ADSS AS INDICATED IN (1) AND/OR (2) ABOVE.

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
Name:                                          Address:

Signature:

Printed name (if signatory is not the          Telephone Number:
Beneficial Owner):

Title or Capacity (if signatory is not the     Tax ID or Social Security Number:
Beneficial Owner:

Date Executed:

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THIS FORM MUST BE RETURNED TO THE BENEFICIAL OWNER'S BANK OR BROKER AND NOT TO
CITIBANK, N.A.

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